Exhibit 99.1

E-mail: info@steelcloud.com, www.steelcloud.com
For investor or marketing information contact: Brian Hajost at 703-450-0400, ext. 5240 For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

                     SteelCloud Reports Fiscal Year Results
              Increases Focus on Appliance and Federal Businesses


Dulles, VA (January 23, 2003) - SteelCloud, Inc. (Nasdaq: SCLD), a leader in the development of turnkey network appliance solutions, today announced results for its fiscal year ended October 31, 2002.

As previously announced in its quarterly conference calls, the Company had been evaluating the disposition of its Puerto Rican operation (PRIMO). In October 2002, the Company determined that PRIMO was no longer a strategic business and adopted a plan to cease those operations. In accordance with generally accepted accounting principles ("GAAP"), the Company has reflected PRIMO as a discontinued operation in the current year financial statements. As a result, prior year amounts have been reclassified to segregate continuing operations from discontinued operations.

For the fiscal year ended October 31, 2002, revenue from continuing operations increased 13.1% to $29,157,368 from $25,791,082. The Company recorded net earnings from continuing operations of $570,523 for the fiscal year ended October 31, 2002 compared to net earnings of $1,023,157 in the previous fiscal year. Reflected in the 2002 net earnings from continuing operations are several one-time, non-recurring, non-cash charges. These include certain assets and goodwill impairment charges of approximately $282,000. The one time loss associated with the discontinuation of PRIMO was approximately $1.6 million. Including discontinued operations, the Company recorded a consolidated net loss of $1,115,185 as compared to consolidated earnings of $1,047,041 the fiscal year ending October 31, 2001.

"We have been considering the disposition of our Puerto Rican operation for some time and recently put in place a plan to reallocate the Company's time and resources to our more lucrative appliance and federal businesses," commented Thomas Dunne, Chairman and Chief Executive Officer of SteelCloud. "In a year that has been challenging in all areas of the tech sector, I am pleased that the Company has remained profitable on an operating basis. SteelCloud begins our new fiscal year with a very strong balance sheet and cash position. Interest in network security market remains high and we are seeing renewed federal activity. SteelCloud is uniquely positioned to leverage our experience in these two areas."

Fiscal Year 2002 Highlights:

         o The Company generated $4.5 million in cash flow from operations.

         o        U.S.-based revenue increased 13.1%.

         o In January 2002, the Company was awarded several contracts by Lockheed Martin valued at more than $10.5 million for customized servers.

         o        Twelve new appliance customers were added in 2002.

         o The Company paid down its line of credit of approximately $3.8 million during the year. As of December 31, 2002 the company had no outstanding balance on its line of credit.

As previously announced, the Company will hold a conference call at 11:00 a.m. EST on Thursday, January 23 to discuss the earnings release. Thomas Dunne, Chairman, and Chief Executive Officer of SteelCloud will host the call. For those investors interested in joining the conference call, please dial 1-800-449-5865 and reference STEELCLOUD. A recording of the earnings conference call will be available until January 30, 2003, and is accessible by dialing 1-800-839-6713 and keying in 5445790. SteelCloud will file its annual audited 10K report to the SEC at the end of January 2003.

About SteelCloud

SteelCloud is a leading provider of server appliances to technology companies and organizations that develop, implement, and support Internet security and infrastructure solutions. The company continues to build on its solid 15-year history, delivering complex server solutions to major corporate and public sector enterprises, including some of the world's largest software and IT companies. SteelCloud's comprehensive engineering, product development, and support infrastructure provides a unique capability for rapidly developing cost effective, high performance customer-centric network appliances. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com or by e-mail at info@steelcloud.com.

# # #

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8-K. SteelCloud takes no obligation to update or correct forward-looking statements.

# # #


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                                STEELCLOUD, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                       OCTOBER 31,
                                                                              ----------------------------
                                                                                  2001            2002
                                                                              ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents ..............................................   $    282,318    $    751,323
   Accounts receivable, net of allowance for doubtful accounts of $101,000
      and $293,000 as of October 31, 2001 and 2002 respectively ...........      5,657,093       6,082,340
   Inventory, net of reserves of $1,087,906 and 1,038,020 as of October 31,
      2001 and 2002 respectively ..........................................      4,298,270       4,180,812
   Deferred tax asset .....................................................           --           400,000
   Income tax receivable ..................................................      1,400,424          55,392
   Prepaid expenses and other current assets ..............................        153,998         208,892
   Deferred contract cost .................................................           --         2,039,339
   Net assets of discontinued operations ..................................      1,456,785         953,320
                                                                              ------------    ------------
Total current assets ......................................................     13,248,888      14,671,418

Property and equipment, net ...............................................        266,381         304,081
Equipment on lease, net ...................................................        597,202         574,272
Goodwill and other intangible assets, net .................................      2,770,572       1,778,059
Investments ...............................................................        150,000            --
Other assets ..............................................................        101,504         304,922
                                                                              ------------    ------------
Total assets ..............................................................   $ 17,134,547    $ 17,632,752
                                                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .......................................................   $  3,166,421    $  3,620,580
   Accrued expenses .......................................................      1,728,815       1,542,277
   Notes payable, current portion .........................................        114,564         503,823
   Net liabilities of discontinued operations .............................        676,208         641,145
   Unearned revenue .......................................................        213,385       4,507,859
                                                                              ------------    ------------
Total current liabilities .................................................      5,899,393      10,815,684

Notes payable, long-term portion ..........................................           --            60,000
Line of credit, long term .................................................      3,836,754            --

Stockholders' equity:
Common stock, $.001 par value; 50,000,000 shares authorized, 10,214,545 and
   10,447,611 shares issued and outstanding at October 31, 2001 and 2002,
   respectively ...........................................................         10,215          10,448
Additional paid-in capital ................................................     39,079,397      39,553,017
Treasury stock, 400,000 shares at October 31, 2001 and 2002, respectively .     (3,432,500)     (3,432,500)
Accumulated deficit .......................................................    (28,258,712)    (29,373,897)
                                                                              ------------    ------------
Total stockholders' equity ................................................      7,398,400       6,757,068
                                                                              ------------    ------------
Total liabilities and stockholders' equity ................................   $ 17,134,547    $ 17,632,752
                                                                              ============    ============

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEARS ENDED OCTOBER 31,
                                                         --------------------------------------------
                                                             2000            2001            2002
                                                         ------------    ------------    ------------
Net revenues .........................................   $ 22,508,713    $ 25,791,082    $ 29,157,368
Costs of revenues ....................................     17,480,749      19,406,836      22,163,435
                                                         ------------    ------------    ------------
Gross profit .........................................      5,027,963       6,384,246       6,993,933

Selling and marketing ................................      1,002,620         724,337       1,184,406
General and administrative ...........................      4,113,134       3,956,293       4,769,552
Impairment of goodwill ...............................           --              --           132,644
Amortization of goodwill .............................        394,216         394,216         394,216
                                                         ------------    ------------    ------------

(Loss) income from operations ........................       (482,007)      1,309,400         513,115

Other income (expense):
   Interest income ...................................         34,276          87,961           5,525
   Interest expense ..................................       (479,305)       (245,532)        (78,734)
   Gain on sale of assets ............................        228,062            --              --
   Other, net ........................................         93,354         (26,396)       (149,183)
                                                         ------------    ------------    ------------
(Loss) income from continuing operations before
   income tax ........................................       (605,620)      1,125,433         290,723

Provision for (benefit from) income taxes ............         65,000         102,276        (279,800)
                                                         ------------    ------------    ------------
(Loss) income from continuing operations .............       (670,620)      1,023,157         570,523
Gain (loss) from discontinued operations, net of tax .        721,285          (9,431)     (1,685,708)
                                                         ------------    ------------    ------------
Income (loss) before extraordinary gain and
   cumulative effect of accounting change ............   $     50,665    $  1,013,726    $ (1,115,185)
Extraordinary gain - early extinguishment of debt ....        750,000            --              --
                                                         ------------    ------------    ------------
Net income (loss) ....................................   $    800,665    $  1,013,726    $ (1,115,185)

Dividends to preferred stockholders ..................       (624,828)       (112,500)           --
Cumulative effect of change in accounting principle ..           --          (576,001)           --
Increase to income available to common stockholders
   from repurchase of preferred stock ................           --           721,816            --
                                                         ------------    ------------    ------------
Net (loss) income available to common stockholders ...   $    175,837    $  1,047,041    $ (1,115,185)
                                                         ============    ============    ============

Earnings (loss) per share, basic
Earnings (loss) from continuing operations ...........   $      (0.14)   $       0.10    $       0.06
Discontinued operations ..............................           0.08            --             (0.17)
Extraordinary gain ...................................           0.08            --              --
                                                         ------------    ------------    ------------
Net earnings (loss) per share ........................   $       0.02    $       0.10    $      (0.11)
                                                         ============    ============    ============

Earnings (loss) per share, fully diluted
Earnings (loss) before extraordinary gain ............   $      (0.14)   $       0.08    $       0.06
Discontinued operations ..............................           0.08            --             (0.16)
Extraordinary gain ...................................           0.08            --              --
                                                         ------------    ------------    ------------
Net earnings (loss) per share ........................   $       0.02    $       0.08    $      (0.10)
                                                         ============    ============    ============
Pro forma amounts assuming the accounting change is
   applied retroactively:
Net income (loss) to common stockholders .............   $   (400,164)   $  1,623,042    $ (1,115,185)
                                                         ============    ============    ============
Net earnings (loss) per share, basic .................   $      (0.04)   $       0.16    $      (0.11)
                                                         ============    ============    ============
Net earnings (loss) per share, fully diluted .........   $      (0.04)   $       0.08    $      (0.10)
                                                         ============    ============    ============